Exhibit 35.1

1123 – Servicer Compliance Statement

I, Beth Reitzel, Director of Operations of The Student Loan Corporation (“SLC”), the servicer under the servicing agreement and the administrator under the administration agreement each among SLC, SLC Student Loan Receivables I, Inc. and certain others (together, the “servicing agreements”) relating to SLC Student Loan Trust 2004-1, SLC Student Loan Trust 2005-1, SLC Student Loan Trust 2005-2, SLC Student Loan Trust 2005-3, SLC Student Loan Trust 2006-1, SLC Student Loan Trust 2006-2, SLC Private Student Loan Trust 2006-A, SLC Student Loan Trust 2007-1 and SLC Student Loan Trust 2007-2 (each, a “trust”), certify that:

(a)
A review of SLC’s servicing activities during the period covered by the trust’s report on Form 10-K for the fiscal year ended December 31, 2007 (the “Reporting Period”) and of SLC’s performance under the servicing agreements has been made under my supervision.

(b)	To the best of my knowledge, based on such review, SLC has fulfilled all of its servicing obligations under the servicing agreements in all material respects throughout the Reporting Period.

March 13, 2008

By: __/s/ Beth Reitzel_______________
Name: Beth Reitzel
Title: Director of Operations